Information for the
     Special Committee of Pameco


                   March 16, 2001

                                           McDonald Investments Inc.
                                                A KeyCorp Company
                                                     [LOGO]

Table of Contents
--------------------------------------------------------------------------------
     I.  Transaction Summary
    II.  Situation Analysis
   III.  Valuation Analysis
         Appendix A: Valuation Data
         Appendix B: Company Financial Projections
         Appendix C: Stock Data


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McDonald Investments Inc.                                                      2
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Transaction Summary




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McDonald Investments Inc.                                                      3
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Proposed Deal Terms
--------------------------------------------------------------------------------
           Offerors   Littlejohn Fund II, L.P.      )  Collectively own 87%
                                                    )  of voting power
                      Quilvest American Equity Ltd. )

              Offer   $0.45 per share cash offer for all outstanding Pameco
                         common shares, representing an equity value of $1.39 million for 3.09 million shares outstanding

          Structure   Cash merger

Material Conditions   A definitive merger agreement has been negotiated and
                         signed by the parties

                      Consents from Senior and Subordinated Debt Lenders

                      No material adverse change

                      Note: Significantly, there is no financing condition
                      ----

    Revised Opinion   In light of restatement of financial statements, the
                         Special Committee has asked McDonald Investments to review its prior analysis and update and reissue its fairness opinion, taking into account the changes in historical financial statements and market conditions.

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McDonald Investments Inc.                                                      4
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
Deal Chronology
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Date                              Event                           Pameco Price
-------------------------------------------------------------------------------------
March 15, 2001        Pameco files amended fiscal 2000 10-K                   NA
                      restating financial statements.
-------------------------------------------------------------------------------------
March 2, 2001         McDonald Investments and Special Committee           $0.38
                      learn of SEC comments mandating restatement
                      of fiscal 1999 and fiscal 2000 financial
                      statements.
-------------------------------------------------------------------------------------
February 28, 2001     McDonald Investments renders its fairness            $0.50
                      opinion and Special Committee recommends the
                      transaction to the Board of Directors.
-------------------------------------------------------------------------------------
February 27, 2001     Littlejohn/Quilvest increase offer to $0.45          $0.53
                      per share in cash. Special Committee then
                      meets and accepts revised offer.
-------------------------------------------------------------------------------------
February 26, 2001     Special Committee advisors suggest revised           $0.38
                      proposal of $0.55 per share in cash to
                      Littlejohn/Quilvest representatives.
-------------------------------------------------------------------------------------
February 24, 2001     Special Committee meeting to discuss                 $0.38/(1)/
                      Littlejohn/Quilvest proposal
-------------------------------------------------------------------------------------
February 22, 2001     Previously announced offer from Littlejohn/          $0.38
                      Quilvest extended to March 2, 2001.
-------------------------------------------------------------------------------------
February 7, 2001      Previously announced offer from Littlejohn/          $0.53
                      Quilvest extended to February 21, 2001 and
                      announces engagement of McDonald Investments
                      as Financial Advisor to Special Committee.
-------------------------------------------------------------------------------------
February 6, 2001      Special Committee engages McDonald Investments.      $0.50
-------------------------------------------------------------------------------------
January 30, 2001      Stephen Hileman appointed CFO and Roger              $0.50
                      Longnecker appointed VP of Sales and Marketing.
-------------------------------------------------------------------------------------
January 16, 2001      Company receives offer from Littlejohn/Quilvest      $0.19
                      purchase remaining shares for $0.40 per share
                      in cash. Company announces the formation of the
                      Special Committee.
-------------------------------------------------------------------------------------
December 26, 2000     Company delists from the NYSE, to trade on OTC       $0.16
                      Bulletin Board.
-------------------------------------------------------------------------------------
December 6, 2000      Littlejohn/Quilvest invest an additional $12.5       $1.25
                      million in exchange for Series B preferred
                      shares.
-------------------------------------------------------------------------------------
August 28, 2000       Littlejohn/Quilvest invest an additional $12.5       $3.25
                      million in exchange for Series B preferred
                      shares.
-------------------------------------------------------------------------------------
February 18, 2000     Littlejohn/Quilvest announce a recapitalization,    $11.25
                      taking a majority ownership position through
                      $35 million investment.
-------------------------------------------------------------------------------------

(1) As of Friday, February 23, 2001.
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McDonald Investments Inc.                                                           5
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
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Situation Analysis


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McDonald Investments Inc.                                                      6
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Current Ownership and Voting Power
--------------------------------------------------------------------------------
 .    The Company has a single class of common stock with 3,091,111 shares outstanding as of January 5, 2001. There are approximately 74 holders of record.

 .    The Company also has outstanding Cumulative Convertible Preferred Stock issued in three series: A, B, and C, all of which is owned by Littlejohn/Quilvest. Each series accrues pay-in-kind dividends, currently at 14%, compounded quarterly.

          . Series A: 140,000 shares outstanding, convertible at $7.50 per share

          . Series B: 62,500 shares outstanding, convertible at $3.38 per share

          . Series C: 62,500 shares outstanding, convertible at $1.65 per share

          . Warrants to purchase 140,000 additional shares of Series A at $300 per share of Series A, convertible at $7.50 per share.

 .    Voting Profile


                                                       Votes*       Percent
                                                     ----------   -----------
                 Littlejohn Voting Power             12,900,446      67.8%

                 Quilvest Voting Power                3,656,869      19.2%
                                                     ----------   -----------

                     Total Littlejohn/Quilvest       16,557,315      87.0%
                                                     ----------   -----------

                 Total Number of Votes               19,031,758     100.00%
                                                     ==========   ===========

                 * Does not include warrants to purchase 140,000 shares of
                   Series A Preferred Stock.

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McDonald Investments Inc.                                                      7
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Stock Price Performance
--------------------------------------------------------------------------------
 .    Company delisted from NYSE on December 26, 2000, and now trades on the
     Over-the-Counter/Bulletin Board under the symbol PAMC.

 .    With no market makers or research analyst support, Pameco has no stock market sponsorship.

 .    Average daily volume over the past year has been approximately 5,000 shares, and a maximum of 10,000 shares have traded daily since the announcement of the Littlejohn/Quilvest offer.



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McDonald Investments Inc.                                                      8
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Stock Price Performance
--------------------------------------------------------------------------------
                     Price and Volume since January 1, 2000

                              [PERFORMANCE GRAPH]

                             [PLOT POINTS TO COME]


A   02/18/00  Littlejohn / Quilvest announce a recapitalization, taking a majority ownership position

B   08/28/00  Littlejohn / Quilvest invest an additional $12.5 million in exchange for Series B preferred shares

C   12/06/00  Littlejohn / Quilvest invest an additional $12.5 million in
              Series C preferred shares

D   12/26/00  Company delists from the NYSE, to trade on the OTC Bulletin Board

E   01/16/01  Company receives offer from Littlejohn/Quilvest to purchase the remaining shares for $0.40 in cash, and the Company announces the formation of the Special Committee

F   01/30/01  Stephen Hileman appointed as CFO and Roger Longnecker as VP of
              Sales and Marketing

G   02/07/01  Previously announced offer from Littlejohn / Quilvest extended to
              February 21, 2001 and announces the engagement of McDonald
              Investments as Financial Advisor to the Special Committee

H   02/24/01  Special Committee meeting to discuss Littlejohn / Quilvest proposal

I   02/26/01  Special Committee advisors present counter proposal of $0.55 per share in cash to Littlejohn / Quilvest representatives

J   02/27/01  Littlejohn / Quilvest increase offer to $0.45 per share in cash, which is then accepted by the Special Committee

K   02/28/01  McDonald Investments renders its initial fairness opinion and
              Special Committee recommends the transaction to the Board of
              Directors.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                      9
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Stock Price Performance
--------------------------------------------------------------------------------
 .     Between the January 16 offer of $0.40 per share from Littlejohn/Quilvest and the February 28 announcement of the transaction at $0.45 per share, although trading volume was light, over half of the trades in Pameco stock were at prices above $0.45 per share.

     Date         Volume       Price                    Date       Volume       Price
----------------------------------------         ----------------------------------------
    1/17/01          2,500   $     0.20                2/5/01           100         0.25
    1/18/01            300         0.25                2/6/01           500         0.50
                       700         0.25                2/7/01           100         0.53
                       700         0.25                                 800         0.53
                       100         0.53                2/8/01           100         0.53
    1/19/01          1,000         0.25                               3,000         0.53
                     1,000         0.25                                 100         0.38
    1/23/01          4,000         0.25                                 500         0.53
    1/24/01            500         0.53                                 300         0.50
                       100         0.33                                 200         0.50
                       100         0.33                               2,000         0.53
                       800         0.50                                 100         0.53
                       500         0.50                                 100         0.50
    1/25/01            400         0.25                               1,800         0.50
                       300         0.25                               1,000         0.50
                       100         0.25                                 800         0.50
                       100         0.25               2/12/01           500         0.38
                       900         0.50                                 700         0.50
                     1,900         0.50               2/14/01         1,000         0.40
    1/26/01            500         0.25                               3,600         0.38
    1/29/01            200         0.53               2/16/01         3,000         0.38
                       200         0.53               2/20/01           400         0.38
                     1,000         0.25               2/21/01         1,400         0.38
                       500         0.53                                 800         0.38
    1/30/01            200         0.53               2/23/01          4700         0.38
                       200         0.50               2/27/01          1000         0.53
    1/31/01          2,000         0.50

Total Volume: 49,400 shares

Average Daily Volume: 932 shares

Number of trades above $0.45: 28 trades or 53%

Number of trades below $0.45: 25 trades or 47%

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McDonald Investments Inc.                                                     10
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Industry Information
--------------------------------------------------------------------------------
 .    The HVAC/R Distribution Industry is a $20 billion industry that has grown roughly 6% per year since 1993.

     . According to the Air Conditioning and Refrigeration Institute ("ARI"), 6.7mm units were sold during 2000, an increase of only 1% over 1999.

     . Distributors' inventory levels have increased roughly 2.5% from December 1999 to December 2000.

     . The NHRAW is projecting negative sales growth of (5.5%) during 2001 due to a slowing economy.

 .    The HVAC/R Distribution Industry is characterized by:

     . Industry fragmentation. There are approximately 1,300 distributors in the United States, and the top 50 companies hold only 20% of the overall market.

     .    Seasonality. Sales ramp up sharply in the spring and summer months.

     .    Variation in sales due to weather conditions.

     . Dependence on key suppliers. Carrier, Goodman, Rheem, American Standard, York, Lennox, and Nordyne account for 90% of all HVAC/R sales.

     . Dependence on information systems. Companies must focus on having control systems to efficiently manage inventory.

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McDonald Investments, Inc.                                                    11
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McDonald Investments Due Diligence
--------------------------------------------------------------------------------
 .    On February 6, 2001, McDonald Investments is formally engaged.

 .    During the weeks of February 5, and February 12, McDonald Investments conducts documentary, market, and financial due diligence.

 .    On February 20, McDonald Investments conducts management interviews and operational and financial due diligence in Golden, Colorado with Dixon Walker and Steve Hileman.

 .    On February 22, McDonald Investments tours Nashville district hub facility.

 .    On February 24, McDonald Investments presents preliminary analysis to
     Special Committee.

 .    On February 27, McDonald Investments receives approval from internal
     Fairness Committee.

 .    On March 14, McDonald Investments conducts due diligence with management and E&Y on the restatement of fiscal 1999 and fiscal 2000 financial statements.

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McDonald Investments, Inc.                                                    12
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Distressed Operating Situation
--------------------------------------------------------------------------------
 .    Through an aggressive acquisition strategy, the Company has established a nationwide operational presence, but poor internal controls and inadequate information and financial systems have created operating problems.

 .    Failed regional distribution strategy has alienated core contractor customer base.

 .    Operating margins have eroded as efforts to support sales growth with discounted prices have failed.

 .    Turnover in senior management and large scale reduction in sales force have crippled turnaround efforts.

 .    Despite multiple cash infusions from Littlejohn/Quilvest (aggregating $60 million to date) and a strategic reorganization of operations, the Company continues to face a severe liquidity crisis.

     .    Large branch network generates a high fixed cost structure

     .    Average sales per branch significantly behind industry competitors

     .    Capital needed to purchase pre-season inventory not available

     . Financial projections indicate that cash flow requirements are being met only by bank overdrafts and guarantees by Littlejohn/Quilvest

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McDonald Investments, Inc.                                                    13
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Restatement of Financials
--------------------------------------------------------------------------------
 .    Since January 22, 2001, the Company has been in discussions with the SEC over the inventory valuation in fourth quarter of fiscal 2000, the accounts receivable securitization plan, and the $3.3 million restructuring charge taken in fiscal 1999 and the subsequent reversal of this charge in fiscal 2000.

 .    The Company has made the changes required by the SEC and has restated
     year-end fiscal 1999 and fiscal 2000 financial statements to reflect the elimination of the charges related to the 1999 restructuring plan and the reversal of these charges in 2000. No restatement of the Company's quarterly 10-Q filings was required.

 .    Management has confirmed that there are no changes in revenue, cash flow
     (EBITDA), or projections for future fiscal years.



                                                                Year Ended February 29, 2000
                                                                ----------------------------
                                                          As Originally        As
                                                             Reported       Restated        Change
                                                         ---------------  --------------   ----------
Restructuring expense                                    $          448   $       3,747    $   3,299
                                                         ===============  ==============   ==========
Operating (loss) earnings                                       (31,002)        (34,301)      (3,299)
                                                         ===============  ==============   ==========
Net (loss) income applicable to common shareholders             (53,604)        (55,647)      (2,043)
                                                         ===============  ==============   ==========
Basic (loss) earnings per share                                   (5.04)          (6.06)       (1.02)
                                                         ===============  ==============   ==========
Diluted (loss) earnings per share                        $        (5.04)  $       (6.06)   $   (1.02)
                                                         ===============  ==============   ==========




                                                                Year Ended February 28, 1999
                                                                ----------------------------
                                                          As Originally        As
                                                             Reported       Restated        Change
                                                         ---------------  --------------   ----------
Restructuring expense                                    $        4,025   $         726    $  (3,299)
                                                         ===============  ==============   ==========
Operating (loss) earnings                                         6,931          10,230        3,299
                                                         ===============  ==============   ==========
Net (loss) income applicable to common shareholders                (188)          1,855        2,043
                                                         ===============  ==============   ==========
Basic (loss) earnings per share                                   (0.02)           0.21         0.23
                                                         ===============  ==============   ==========
Diluted (loss) earnings per share                        $        (0.02)  $        0.20    $    0.22
                                                         ===============  ==============   ==========

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McDonald Investments, Inc.                                                    14
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Summary of Management Financial Projections
--------------------------------------------------------------------------------
 .    Management has projected net sales growth of 21.2% in fiscal 2002 and 4.0%
     in fiscal 2003 and fiscal 2004 based on the assumption of recovering approximately $150 million in net sales lost over the past two years from rebuilding the Company's sales and distributor organizations.

     . Management projects significant positive sales growth in fiscal 2002 despite two years of declining sales (3.4% decline in fiscal 2000 and 28.1% decline in fiscal 2001).

     . NHRAW (North American Heating, Refrigeration & Air-conditioning Wholesalers Association) industry statistics reflect a slower-than-expected pre-season order flow and is forecasting a 5.5% sales decline for the North American HVAC industry in calendar 2001.

 .    Gross margins are predicted to improve to 24.0% in fiscal 2002 from 23.0%
     in fiscal 2001 based on the restructuring of operations and the cost savings from closing of eight distribution centers.

 .    Despite losing $16.8 million in EBITDA this fiscal year, management is projecting $15.7 million of EBITDA next year based on the recovery of sales in 2002.

 .    Management's projections also assume that Littlejohn/Quilvest will continue to provide financial support to fund the Company's ongoing capital needs.

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McDonald Investments, Inc.                                                    15
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Historical and Projected Revenue
--------------------------------------------------------------------------------
 .    Despite the negative sales trend over the past two years, management is projecting significant positive sales growth of over 20% for fiscal 2002.

                                   [GRAPHIC]

                                                          (Dollars in thousands)

                              1998        $484.0
                              1999        $625.0
                              2000        $603.7
                              2001(E)     $433.9
                              2002(P)     $526.0
                              2003(P)     $547.0
                              2004(P)     $568.8

                        Fiscal Year ended February 28,

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McDonald Investments, Inc.                                                    16
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Historical and Projected EBITDA
--------------------------------------------------------------------------------
 .    Pameco has seen its margins fall precipitously over the last three years.
     Despite this trend, management is projecting positive margins in fiscal
     2002.

                                   [GRAPHIC]

                                                          (Dollars in thousands)

                              1998        $ 18.2
                              1999        $ 13.2
                              2000        $(27.0)
                              2001(E)     $(16.8)
                              2002(P)     $ 15.7
                              2003(P)     $ 20.4
                              2004(P)     $ 21.2

                        Fiscal Year ended February 28,

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McDonald Investments, Inc.                                                    17
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Valuation Analysis


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McDonald Investments, Inc.                                                    18
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Approach to Valuation
--------------------------------------------------------------------------------
 .    In evaluating a proposal to acquire a business as a going concern we typically would rely on four primary valuation methodologies to determine fairness.

     .    Comparable public company analysis

     .    Comparable transaction analysis

     .    Premiums analysis

     .    Discounted cash flow analysis

 .    Given the current market, operating, and financial conditions facing
     Pameco, reliance on the forgoing traditional analyses is problematic. Factors of specific concern include:

     .    Historical negative earnings and cash flows

     . Highly leveraged capital structure which limits inventory build-up for critical summer sales period

     . Projected cash flows insufficient to meet borrowing requirements and near-term capital needs

     . Minimal trading volume and lack of market sponsorship suggest an inefficient market for the common stock

     . Due to the restructuring of the sales and distribution organizations and resulting loss of core customer base, senior management is uncertain of the attainability of financial projections provided to McDonald

 .    Given Pameco's financial condition, we would propose that the most appropriate method of analysis for fairness is to focus on liquidation value.

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McDonald Investments, Inc.                                                    19
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Liquidation Analysis
--------------------------------------------------------------------------------
 .    With the operational issues and severe liquidity crisis facing Pameco, our ability to evaluate the business as a going concern is limited.

 .    As a result, we have attempted to determine the fair market value of the common stock under an orderly liquidation scenario.

 .    Based on the lenders' borrowing base as a proxy for liquidation value for accounts receivable and inventory and management's estimates of liquidation value for other balance sheet items, the Company's common stock has no value in a liquidation.


                                                    (Dollars in thousands)


     Liquidation value of total assets                 $    80,837
             Less: Total liabilities and debt          $  (149,267)
             Less: Preferred liquidation value         $   (66,491)
                                                       ------------
     Residual value to common equity                      (134,921)
                                                       ============

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McDonald Investments, Inc.                                                    20
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Comparable Company Analysis
--------------------------------------------------------------------------------

 .   Method: Comparable company analysis compares the implied multiples from the
    $0.45 cash per share offer to the current multiples of five publicly traded companies we believe to be comparable to Pameco.

 .   Issues: Because Pameco has negative cash flow and earnings for the trailing
    12 months and projected negative earnings in calendar 2001 these multiples are not helpful in deriving an equity value.


                                                                (Dollars in thousands)

                                           Feb.28      Mar.16          March 16
                            Pameco       Adj. Avg.   Adj. Avg.    Net Equity Value to
Multiples of:             Financials      Multiple    Multiple      Common Stock(1)
-------------             ----------     ---------   ---------   ---------------------
Trailing Revenue           $465,551 (2)        0.3x       0.3x          $(4.93)
Trailing EBITDA            $(35,934)(2)        7.2        7.5               NM
FY 2002 EBITDA             $ 15,697 (2)        7.2        7.5          $(11.72)
Trailing EPS               $ (24.47)(2,3)      9.4       10.0               NM
Calendar 2000 EPS          $ (14.23)(4)       10.1       10.7               NM
Calendar 2001 EPS          $  (4.05)(4)        8.8        9.4               NM

(1) Equity value derived using total debt net of cash of $87.6 million, preferred liquidation preference of $66.5 million, and 3.1 million shares outstanding as of January 31, 2001
(2) Based on LTM ended Nov. 30, 2000
(3) As restated to reflect the elimination of the fiscal 1999 restructuring charges and reversal of these charges in fiscal 2000.
(4) Based on fiscal year ended February 28, 2001 and 2002
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     21
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Transaction Multiple Analysis
--------------------------------------------------------------------------------
 .   Method: Comparable transaction analysis compares the implied multiples from the $0.45 cash per share purchase price to multiples at which other companies in the HVAC wholesale and HVAC retail industries have been acquired since January 1, 1997.

 .   Issues: Because Pameco has negative cash flow and earnings for the trailing
    12 months and projected negative earnings in calendar 2001 these multiples are not helpful in deriving an equity value.


                                                                                                  (Dollars in thousands)

                                  ---------------------------------------------   ------------------------------------------
                                                 HVAC Wholesale                                    HVAC Retail
                                  ---------------------------------------------   ------------------------------------------
                                   Feb. 28    Mar. 16          Mar. 16             Feb. 28    Mar. 16         Mar. 16
                    Pameco          Median     Median     Net Equity Value to       Median     Median   Net Equity Value to
Multiples of:      Financials      Multiple   Multiple      Common Stock(1)        Multiple   Multiple    Common Stock(1)
--------------     ----------     ---------  ---------    ---------------------   ---------   --------  --------------------
Trailing Revenue    $465,551 (2)        0.4x      0.4x           $9.81                0.6x       0.6x            $46.09
Trailing EBITDA     $(35,934)(2)        5.1       5.1               NM                8.0        8.0                 NM
Trailing EPS        $ (24.47)(2,3)      8.5       8.5               NM                9.9        9.9                 NM


(1) Equity value derived using total debt net of cash of $87.6 million, preferred liquidation preference of $66.5 million, and 3.1 million shares outstanding as of January 31, 2001
(2) Based on LTM ended Nov. 30, 2000
(3) As restated to reflect the elimination of the fiscal 1999 restructuring charges and reversal of these charges in fiscal 2000.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     22
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

Premiums Analysis
--------------------------------------------------------------------------------
 . Method: Premiums analysis compares the premium that the $0.45 cash per share purchase price represents to the premiums paid in other transactions under $100 million since January 1, 1999.

 .   Issues:

     . Minimal average daily trading volume of approximately 5,000 shares over the past three months suggests that the market is inefficient and may not reflect the true value of Pameco stock.

     .    Small statistical sample size for transactions less than $100 million.


                                                                           Average Premiums on Transactions
          Current Offer as a Premium to Pameco Stock                         Less than $100MM Since 1/1/99

                                                   Premium        All Cash          All LBO        Controlling
                                      Price        at $0.45     Transactions     Transactions      Shareholder
                                    ---------    -----------   --------------   --------------   --------------
1 Day Prior to Announcement           $0.19         140.0%          32.4%            21.0%            23.3%
1 Week Prior to Announcement          $0.19         140.0%          35.3%            22.0%            28.7%
1 Month Prior to Announcement         $0.44           2.9%          43.2%            24.9%            38.5%
52 Week High                         $11.81         -96.2%
52 Week Low                           $0.03       1,337.7%
30 Day Trading Average                $0.47          -4.3%
200 Day Trading Average               $4.75         -90.5%


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McDonald Investments Inc.                                                     23
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Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

 .    Method: Discounted cash flow analysis compares the $0.45 cash per share purchase price to per share prices resulting from discounting the Company's projected leveraged operating cash flows over the next three years and an exit multiple applied to 2004 EBITDA.

     . Exit multiples of 4.0x to 6.0x are determined by reference to currently trading comparable companies, which are discounted to reflect Pameco's relatively poor operating and financial performance compared to its publicly held peers.

     . Discount rates of 15% to 20% are not based on Pameco's cost of capital but, rather, a conservative estimate of the returns expected by potential lenders and equity holders given the level of risk associated with an investment in Pameco's indebtedness and equity.

 .    Issues:

     . As a result of the ongoing restructuring of the Company's operations, turnover in the sales and field management, and senior management's short tenure at the Company, we believe there is a substantial risk to achieving management's financial projections.

     . This analysis assumes the continued financial support of Littlejohn/Quilvest to fund the ongoing capital needs of the Company.

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McDonald Investments Inc.                                                     24
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Discounted Cash Flow Analysis (cont.)
--------------------------------------------------------------------------------
                                                          (Dollars in thousands)

                      COMMON EQUITY VALUATION MATRIX/(1)/

                           YEAR 2004 EBITDA Exit Multiple
  Discount
    Rate         4.0x          5.0x          6.0x
    ----         ----          ----          ----

   15.0%       $85,283       $99,229       $113,175
   17.5%        80,642        93,717        106,792
   20.0%        76,362        88,637        100,911

                                                     ----------
              Average Enterprise Value                 $93,861
                                                     ----------

              Less: Total Debt, net of cash            (87,638)
              Less: Preferred Liquidation value        (66,491)

                                                     ----------
        Average Valuation of Common Equity            $(60,268)
                                                     ----------




(1) Equity value derived using total debt net of cash of $87.6 million, preferred liquidation preference of $66.5 million, and 3.1 million shares outstanding as of January 31, 2001

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McDonald Investments Inc.                                                     25
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--------------------------------------------------------------------------------


Valuation Data





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McDonald Investments Inc.                                                     26
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

Liquidation Analysis
--------------------------------------------------------------------------------

                              Liquidation Analysis

(Numbers in Thousands)

                                          GAAP Balance Sheet
                                      -------------------------
                                           At          At             Liquidation           Adjusted Book
                                        2/29/00      1/31/01          Adjustment                Value
                                      ------------ ------------      -------------         ---------------
ASSETS                                 (audited)   (unaudited)
------
Cash                                  $        120 $        112      $           -         $           112
Net accounts receivable                     59,769       42,348            (19,527)(1)              22,821
Inventory                                   96,619       98,185            (50,074)(2)              48,111
Other current assets                         3,362        2,792                  - (3)               2,792
                                      ------------ ------------      -------------         ---------------

Total current assets                       159,870      143,437            (69,602)                 73,835
Other assets                                   735          983                  - (3)                 983

Net P,P&E                                   15,046       12,038             (6,019)(4)               6,019

Net intangibles                             46,878       43,991            (43,991)(5)                   -
                                      ------------ ------------      -------------         ---------------

Total assets                          $    222,529 $    200,449      $    (119,612)        $        80,837
                                      ============ ============      =============         ===============


LIABILITIES
-----------
Accounts payable                            58,116       40,813                  -                 (40,813)
Accrued compensation                         5,201        4,233                  -                  (4,233)
Other accrued liabilities and
 expenses                                   16,355       16,471                  -                 (16,471)
Current portion of LT debt                      50           50                  -                     (50)
                                      ------------ ------------      -------------         ---------------
Total current liabilities                   79,722       61,567                  -                 (61,567)

Long term debt
   Total debt                               80,392       87,700                  -                 (87,700)
   Warranty reserves and other               4,785        4,204             (4,204)(5)                   -
                                      ------------ ------------      -------------         ---------------
   Total long-term debt                     85,177       91,904             (4,204)                (87,700)

Excess of acquired net assets over
 cost (net)                                  3,245        2,089             (2,089)(5)                   -

NET BOOK VALUE                              54,385       44,889                                    (68,430)
--------------                         -----------  -----------                             --------------

PREFERRED LIQUIDATION PREFERENCE                                                                   (66,491)
--------------------------------
===========================================================================================================
NET VALUE FOR COMMON EQUITY                                                                       (134,921)
==========================================================================================================

(1) Assumes the use of the borrowing base as calculated by the Company's senior lenders as a proxy for liquidation value. Borrowing base calculated as 85% of eligible A/R. Adjustment includes elimination of $15.5 million of receivables determined to be ineligible by the Company's senior lenders.

(2) Assumes the use of the borrowing base as calculated by the Company's senior lenders as a proxy for liquidation value. Borrowing base calculated as 50% of eligible inventory. Eligible inventory is calculated as 98% of net book inventory by the Company's senior lenders.

(3) Due to ongoing account reconciliation and systems review, Company management is unclear as to what assets compose these accounts.

(4) Assumes recovery of 50% of net book value.

(5) Assumes complete write-off in liquidation.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     27
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

Comparable Company Analysis
---------------------------

                              PAMECO COMP ANALYSIS
                      Comparable Company Market Multiples


                                                                                    5-Year
                                  LTM         LTM      Cal. 2000      Cal. 2001    Projected           52 Week
Company              Ticker       End         EPS      Est. EPS(1)    Est. EPS   Growth Rate(2)    High        Low
-----------------    ------     --------   --------    ----------     ---------  --------------  -------      ------
Pameco Corp           PAMC       1/30/00   $(24.47)     $(14.23)       $(4.05)        10.0%      $ 11.81      $ 0.13

Watsco Inc            WSO        2/31/00      1.12        $0.98         $1.15         18.0%        16.38        8.75
Acr Group Inc         ACRG       1/30/00     (0.01)         N/A           N/A         10.0%         2.00        0.34
W W Grainger Inc      GWW        2/31/00      1.87        $1.87         $2.03         12.0%        24.31       56.88
Noland Co             NOLD       9/30/00      2.25        $2.29         $2.52         10.0%        12.69       21.00
Hughes Supply Inc     HUG       10/31/00      2.87        $2.72         $2.93         15.0%        13.90       21.50


                           Based on closing stock price as of       3/9/01
                           -----------------------------------------------

                                                         Price/        Price/     Cal. 2000         Cal. 2001
                             Price         Price/       Cal. 2000    Cal. 2001        PE/              PE/
Company                    per Share      LTM EPS       Est. EPS     Est. EPS     Growth Rate      Growth Rate
-----------------          ---------      -------       ---------    ---------    -----------      -----------
Pameco Corp                $   0.38           NM x         NM x         NM x           NM               NM

Watsco Inc                    12.50         11.2         12.8         10.9           70.9%            60.4%
Acr Group Inc                  0.59          N/A          N/A          N/A            N/A              N/A
W W Grainger Inc              35.61         19.0         19.0         17.5          158.7%           146.2%
Noland Co                     19.75          8.8          8.6          7.8           86.3%            78.5%
Hughes Supply Inc             16.90          5.9          6.2          5.8           41.4%            38.5%



        Median:                             10.0 x       10.7 x        9.4 x         78.6%            69.4%

        Average:                            11.2         11.7         10.5           89.3%            80.9%

        Adjusted Average
         (excludes high and low):           10.0         10.7          9.4           78.6%            69.4%


(1) When calendar 2001 EPS Multiple is not available it is approximated using company's 5-year projected growth rate.

(2) If the company's growth rate is unknown, it is approximated at 10%
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     28
       [LOGO]

--------------------------------------------------------------------------------
                             PAMECO COMP ANALYSIS
              Comparable Company Market Capitalization Multiples


                                                                            Total           Total            LTM
                                 3/9/01    Number of        Total           Debt,           Market          Total
Company             Ticker        Price     Shares         Equity         Net of Cash      Capital         Revenues
---------------    -------      --------   ----------    -----------      -----------    -----------    ---------------
Pameco Corp         PAMC         $ 0.38       3,091       $    1,175       $  94,712      $   95,887    $    465,551

Watsco Inc          WSO           12.50      27,793          347,413       $ 133,219         480,632       1,306,642
Acr Group Inc       ACRG           0.59      11,216            6,660       $  22,302          28,962         132,996
W W Grainger Inc    GWW           35.61      94,224        3,355,317       $ 329,364       3,684,681       4,977,044
Noland Co           NOLD          19.75       3,596           71,021       $  45,816         116,837         491,575
Hughes Supply Inc   HUG           16.90      23,340          394,446       $ 558,055         952,501       3,290,824


                                                                     Market      Market
                                             LTM        Book Value    Cap./       Cap./
Company                                     EBITDA      of Equity    EBITDA      Revenues
---------------                           ---------    -----------   -------     --------
Pameco Corp.                               $(35,934)   $   45,020      N/A x      0.2 x

Watsco Inc                                   68,941       303,131      7.0        0.4
Acr Group Inc                                 3,181        11,944      9.1        0.2
W W Grainger Inc                            441,236     1,509,813      8.4        0.7
Noland Co                                    16,200       136,275      7.2        0.2
Hughes Supply Inc                           178,262       587,640      5.3        0.3

                    Median:                                            7.2 x      0.3 x
                    Average:                                           7.4        0.4

                    Adjusted Average
                     (excludes high and low):                          7.5        0.3

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     29
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

Comparable Transaction Analysis
--------------------------------------------------------------------------------
                          HVAC Distribution Industry
              Analysis of M&A Transactions since January 1, 1997




                                                       Aggregate       Levered
  Date                                                   Equity        Aggregate
Announced   Acquiror/Target                          Consideration   Consideration
---------   --------------------------------         -------------   -------------
01/24/97    Watsco Inc                                   $ 21.7           $ 21.7
             Coastline Distribution

03/25/97    Watsco Inc                                   $ 26.3           $ 26.3
             Comfort Products Distributing/
             Central Plains Distributing

05/19/97    ACR Group Inc                                $  6.0           $  6.0
             Contractors Heating Supply Inc

06/03/98    Watsco Inc                                   $ 32.2           $ 32.2
             Kaufman Supply

06/29/98    Pameco Corp                                  $ 22.5           $ 24.2
             Park Heating & Air Conditioning Supply

01/07/99    Wolseley PLC                                 $ 68.0           $ 68.0
             Florence Truss/Carolina Truss
             L&H Plumbing/Fields & Co

01/25/99    Watsco Inc                                   $ 24.0           $ 24.0
             New England Distributors

03/25/99    Colonial Commercial Corp                     $ 12.0           $ 12.0
             Universal Supply Group



                                                      Aggreg. Equity Consid.     Levered Aggregate Consideration
                                                         as a Multiple of:            as a Multiple of:
                                                      ----------------------     -------------------------------
  Date                                                    LTM Net    Book            LTM       LTM       LTM
Announced   Acquiror/Target                               Income     Value         Revenue    EBITDA     EBIT
---------   ---------------                           ------------  --------       -------    ------     -------
01/24/97    Watsco Inc                                       NA         NA            0.2         NA        NA
             Coastline Distribution

03/25/97    Watsco Inc                                       NA         NA            0.4         NA        NA
             Comfort Products Distributing/
             Central Plains Distributing

05/19/97    ACR Group Inc                                    NA         NA            0.3        2.2       3.1
             Contractors Heating Supply Inc

06/03/98    Watsco Inc                                       NA         NA            0.3         NA        NA
             Kaufman Supply

06/29/98    Pameco Corp                                     8.5        3.6            0.7        8.0       8.3
             Park Heating & Air Conditioning Supply

01/07/99    Wolseley PLC                                     NA         NA            0.4         NA        NA
             Florence Truss/Carolina Truss
             L&H Plumbing/Fields & Co

01/25/99    Watsco Inc                                       NA         NA            0.4         NA        NA
             New England Distributors

03/25/99    Colonial Commercial Corp                         NA         NA            0.5         NA        NA
             Universal Supply Group


                    Average                                 8.5 x      3.6 x         0.4 x       5.1 x     5.7
                    Median                                  8.5 x      3.6 x         0.4 x       5.1 x     5.7

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     30
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

Comparable Transaction Analysis (cont.)
--------------------------------------------------------------------------------
                             HVAC Retail Industry
              Analysis of M&A Transactions since January 1, 1997

                                                      Aggregate        Levered
  Date                                                  Equity         Aggregate
Announced   Acquiror / Target                        Consideration   Consideration
---------   --------------------------------         -------------   -------------
15-Feb-00   Dycom Industries Inc                          85.99            85.99
             Niels Fugal Sons Co

27-Oct-99   Lennox International Inc                     122.59           219.00
             Service Experts Inc

14-May-99   Group Maintenance America Corp                35.73            37.87
             Cardinal Contracting Corp

23-Mar-99   ServiceMaster Co                              91.35           266.51
             American Residential Services Inc

16-Feb-99   Group Maintenance America Corp                47.59            57.74
             Air Systems

16-Nov-98   Comfort Systems USA Inc                      116.95           118.18
             Shambaugh & Son Inc

15-Sep-98   Consolidation Capital Corp                    22.88            22.88
             Robinson Mechanical Co

31-Aug-98   Group Maintenance America Corp                32.80            32.56
             Romanoff Electric Corp

31-Mar-98   Group Maintenance America Corp                13.40            13.38
             Premex Inc


                                                      Aggreg. Equity Consid.     Levered Aggregate Consideration
                                                         as a Multiple of:            as a Multiple of:
                                                      ----------------------     -------------------------------
  Date                                                    LTM Net    Book            LTM       LTM       LTM
Announced   Acquiror / Target                             Income     Value         Revenue    EBITDA     EBIT
---------   --------------------------------          ------------  --------       -------    ------     -------
15-Feb-00   Dycom Industries Inc                           N/A       N/A          N/A            N/A      N/A
             Niels Fugal Sons Co

27-Oct-99  Lennox International Inc                         5.8     -5.0          0.4            4.2      5.3
             Service Experts Inc

14-May-99  Group Maintenance America Corp                   5.8      5.2          0.7            5.2      6.0
             Cardinal Contracting Corp

23-Mar-99  ServiceMaster Co                                 N/A      N/A          0.5          12.1      27.9
             American Residential Services Inc

16-Feb-99  Group Maintenance America Corp                  28.0      8.5          0.6           13.1     16.1
             Air Systems

16-Nov-98  Comfort Systems USA Inc                          9.1      3.6          0.6            7.8      8.7
             Shambaugh & Son Inc

15-Sep-98  Consolidation Capital Corp                       N/A      N/A          0.5            N/A      N/A
             Robinson Mechanical Co

31-Aug-98  Group Maintenance America Corp                  10.8      4.6          0.9            9.0     10.4
             Romanoff Electric Corp


31-Mar-98  Group Maintenance America Corp                  19.7      9.5          0.6            8.0     10.1
             Premex Inc

                                     Average               13.2 x    4.4   x      0.6    x       8.5 x   12.1  x

                                     Median                 9.9 x    4.9   x      0.6    x       8.0 x   10.1  x


 Source: Mergerstat

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     31
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

Transaction Premiums Analysis
--------------------------------------------------------------------------------
   Premiums of All Cash Transactions with Enterprise Values Less Than $100MM
                          Closed Since January 1, 1999


                                                                                                           Premium 1 Day
                                                                          Enterprise Value  Equity Value       Prior
Date Announced   Target Name                  Acquirer Name                    ($mm)            ($mm)     to Announcement
--------------   -------------------------    --------------------------  ----------------  ------------  ---------------
    07 Jan 99    Defiance Inc                 General Chemical Group Inc      $ 73.43       $  57.81           55.10
    09 Feb 99    Coffee People Inc            Diedrich Coffee Inc               36.15          31.36          145.47
    15 Feb 99    NSC Corp                     NSC Holdings Inc                   7.81          12.46           33.33
    17 Feb 99    Precision Systems Inc        Anshutz Digital Media Inc         27.17          20.17          -51.52
    17 Feb 99    Parts Source Inc             General Parts Inc                 26.90          10.24           20.00
    17 Feb 99    Doughtie's Foods Inc         Sysco Corp                        27.34          25.42           28.30
    17 Feb 99    Equitrac Corp                Investor Group                    78.82          81.29           4.35
    19 Feb 99    Oacis Healthcare Holdings    Science Applications              69.52          74.21           39.61
                                              International
    26 Feb 99    Travel Ports of America      TravelCenters of America Inc      63.22          36.87           32.31
                 Inc
    01 Mar 99    Aydin Corp                   L-3 Communications Holdings       67.09          71.40           64.89
                                              Inc
    03 Mar 99    Expert Software Inc          Activision Inc                    21.74          23.34           36.77
    08 Mar 99    ENStar Inc                   Investor Group                    40.74          37.21           56.25
    10 Mar 99    Morgan Products Ltd          Andersen Corp                     71.95          41.43           23.08
    15 Mar 99    Haskel International Inc     Investor Group                    52.81          64.87           42.35
    17 Mar 99    Trion Inc                    Fedders Corp                      49.55          39.56           57.14
    23 Mar 99    Interlink Computer           Sterling Software Inc             44.44          63.02           41.77
                 Sciences Inc
    26 Apr 99    Bridgeport Machines Inc      Goldman Industrial Group Inc      73.53          55.94           67.54
    27 Apr 99    Hilite Industries Inc        Investor Group                    86.71          71.00           31.03
    29 Apr 99    Killearn Properties Inc      Killearn Inc                      20.15           4.88           10.00
    03 May 99    Integrated Sensor            Texas Instruments Inc             60.49          64.69           31.43
                 Solutions Inc
    10 May 99    EMCON                        IT Group Inc                      68.61          56.29           23.43
    14 May 99    United Foods Inc             Pictsweet LLC                     58.03          14.67           40.00
    14 May 99    Kentek Information           Investor Group                    29.81          38.88           8.72
                 Systems Inc
    26 May 99    Golden Genesis Co            Kyocera International Inc         48.68          39.67           24.27
    03 Jun 99    Uroquest Medical Corp        Chemfab Corp                      22.28          28.62           45.06
    07 Jun 99    Metra Biosystems Inc         Quidel Corp                       19.99          22.73           72.61
    18 Jun 99    Durakon Industries Inc       Littlejohn & Co LLC               87.39         101.23           32.64
    01 Jul 99    ADFlex Solutions Inc         Innovex Inc                       66.26          34.32           -5.00
    07 Jul 99    Smartflex Systems            Saturn Electronics &              90.09          69.40          108.70
                                              Engineering
    13 Jul 99    Thermo Vision Corp           Thermo Instrument Systems         56.86          57.50           75.00
                                              Inc
    15 Jul 99    SpecTran Corp                Lucent Technologies Inc           92.63          65.12          -21.74
    26 Jul 99    Exogen Inc                   Smith & Nephew Inc                63.64          67.39           19.42
    02 Aug 99    SIBIA Neurosciences Inc      Merck & Co Inc                    76.00          89.22           61.91
    03 Aug 99    Pacific Research &           Harris Corp                        8.18           5.53           56.67
                 Engineering
    06 Aug 99    CoCensys Inc                 Purdue Pharma LP                  21.24           9.49           32.57
    19 Aug 99    Metrowerks Inc               Motorola Inc                      88.96          94.88           23.46
    08 Sep 99    Applied Digital Access Inc   Dynatech Corp                     63.77          78.50           4.78
    09 Sep 99    Novacare Employee            Investor Group                    69.97          72.71           -4.76
                 Services Inc
    23 Sep 99    Medical Graphics Corp        Angeion Corp                      15.70          15.47           37.60
    05 Oct 99    CombiChem Inc                EI du Pont de Nemours and Co      86.94          93.16           22.73
    07 Oct 99    Penobscot Shoe Co            Riedman Corp                      16.40          16.51           -3.09
    20 Oct 99    Template Software Inc        Level 8 Systems Inc               44.68          46.85           40.44
    21 Oct 99    Wall Data Inc                NetManage Inc                     79.58          93.30           56.52
    09 Nov 99    Percon Inc                   PSC Inc                           51.67          58.10           11.63
    09 Nov 99    Carleton Corp                Oracle Corp                        8.51          8.40            -3.80


                                                                                Premium 1 Week    Premium 4 Weeks
                                                                                   Prior to          Prior to
Date Announced   Target Name                  Acquirer Name                      Announcement      Announcement
--------------   -------------------------    --------------------------        --------------    ---------------
    07 Jan 99    Defiance Inc                 General Chemical Group Inc              40.74              46.15
    09 Feb 99    Coffee People Inc            Diedrich Coffee Inc                     94.33              60.83
    15 Feb 99    NSC Corp                     NSC Holdings Inc                        33.33              42.86
    17 Feb 99    Precision Systems Inc        Anshutz Digital Media Inc              -57.90             -61.91
    17 Feb 99    Parts Source Inc             General Parts Inc                      100.00             140.00
    17 Feb 99    Doughtie's Foods Inc         Sysco Corp                              23.64              42.41
    17 Feb 99    Equitrac Corp                Investor Group                           5.66              15.86
    19 Feb 99    Oacis Healthcare Holdings    Science Applications                    42.40              42.40
                                              International
    26 Feb 99    Travel Ports of America      TravelCenters of America Inc            16.61              22.86
                 Inc
    01 Mar 99    Aydin Corp                   L-3 Communications Holdings             64.89              62.41
                                              Inc
    03 Mar 99    Expert Software Inc          Activision Inc                          46.21              63.08
    08 Mar 99    ENStar Inc                   Investor Group                          58.73              51.52
    10 Mar 99    Morgan Products Ltd          Andersen Corp                           45.46              60.00
    15 Mar 99    Haskel International Inc     Investor Group                          49.57              51.77
    17 Mar 99    Trion Inc                    Fedders Corp                            69.23              57.14
    23 Mar 99    Interlink Computer           Sterling Software Inc                   45.46             107.41
                 Sciences Inc
    26 Apr 99    Bridgeport Machines Inc      Goldman Industrial Group Inc            77.78              53.85
    27 Apr 99    Hilite Industries Inc        Investor Group                          32.56              35.71
    29 Apr 99    Killearn Properties Inc      Killearn Inc                            10.00               7.32
    03 May 99    Integrated Sensor            Texas Instruments Inc                   76.44              88.03
                 Solutions Inc
    10 May 99    EMCON                        IT Group Inc                            33.33              74.19
    14 May 99    United Foods Inc             Pictsweet LLC                           27.27              43.59
    14 May 99    Kentek Information           Investor Group                           8.72              18.43
                 Systems Inc
    26 May 99    Golden Genesis Co            Kyocera International Inc               28.55              55.33
    03 Jun 99    Uroquest Medical Corp        Chemfab Corp                            45.06              29.51
    07 Jun 99    Metra Biosystems Inc         Quidel Corp                             67.53             103.43
    18 Jun 99    Durakon Industries Inc       Littlejohn & Co LLC                     29.29              24.88
    01 Jul 99    ADFlex Solutions Inc         Innovex Inc                              4.83               1.33
    07 Jul 99    Smartflex Systems            Saturn Electronics &                   216.98             205.46
                                              Engineering
    13 Jul 99    Thermo Vision Corp           Thermo Instrument Systems               60.00             107.41
                                              Inc
    15 Jul 99    SpecTran Corp                Lucent Technologies Inc                -22.58               2.13
    26 Jul 99    Exogen Inc                   Smith & Nephew Inc                     111.28             122.70
    02 Aug 99    SIBIA Neurosciences Inc      Merck & Co Inc                          67.90              71.07
    03 Aug 99    Pacific Research &           Harris Corp                             97.90              88.00
                 Engineering
    06 Aug 99    CoCensys Inc                 Purdue Pharma LP                        32.57              31.82
    19 Aug 99    Metrowerks Inc               Motorola Inc                            66.67              92.31
    08 Sep 99    Applied Digital Access Inc   Dynatech Corp                           10.87              26.35
    09 Sep 99    Novacare Employee            Investor Group                          -3.61             -21.57
                 Services Inc
    23 Sep 99    Medical Graphics Corp        Angeion Corp                            49.57              27.41
    05 Oct 99    CombiChem Inc                EI du Pont de Nemours and Co            31.71              42.11
    07 Oct 99    Penobscot Shoe Co            Riedman Corp                             0.00              -1.05
    20 Oct 99    Template Software Inc        Level 8 Systems Inc                     64.16              56.05
    21 Oct 99    Wall Data Inc                NetManage Inc                           54.84              67.44
    09 Nov 99    Percon Inc                   PSC Inc                                 13.21              44.58
    09 Nov 99    Carleton Corp                Oracle Corp                             12.00              18.79

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     32
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

Transaction Premiums Analysis (cont.)
--------------------------------------------------------------------------------

Premiums of All Cash Transactions with Enterprise Values Less Than $100MM
                          Closed Since January 1, 1999


                                                                                        Enterprise     Equity     Premium 1 Day
                                                                                           Value        Value        Prior
Date Announced     Target Name                        Acquirer Name                        ($mm)        ($mm)    to Announcement
--------------   -------------------------      --------------------------             -----------     -------   ---------------
   12 Nov 99       Sparta Foods                       Cenex Harvest States                 20.24        17.16        61.14
                                                      Cooperatives
   26 Nov 99       Bolle Inc                          Worldwide Sports &                   87.24        43.20        13.51
                                                      Recreation Inc
   03 Dec 99       Analogy Inc                        Avant Corp                           24.95        24.26        32.27
   09 Dec 99       Imtec Inc                          Brady Corp                           21.36        20.06        71.43
   20 Dec 99       Showpower Inc                      GE Power Systems                     23.94        23.95        27.27
   28 Dec 99       Renex Corp                         National Nephrology                  62.86        70.33        21.21
                                                      Associates
   06 Jan 00       Saratoga Beverage Group Inc        North Castle Partners                60.30        39.68        24.68
   28 Jan 00       Zing Technologies Inc              International Rectifier Corp         47.74        36.97         2.40
   01 Feb 00       Arizona Instrument Corp            Investor Group                        6.90         9.90        37.93
   14 Feb 00       Spiros Development Corp II         Dura Pharmaceuticals Inc             12.76        83.81        13.98
   15 Feb 00       Advanced Machine Vision            Key Technology Inc                   32.13        26.45        -2.76
                   Corp
   21 Feb 00       Northstar Computer Forms           Ennis Business Forms Inc             40.29        41.77        46.41
                   Inc
   25 Feb 00       Spanlink Communications Inc        Spanlink Acquisition Group           69.30        67.77        -2.33
   13 Mar 00       Mod U Kraf Homes Inc               Coachmen Industries Inc               9.61         9.70       113.64
   14 Mar 00       Met-Coil Systems Corp              Mestek Inc                           44.33        38.04        15.92
   24 Mar 00       Harding Lawson Associates          MACTEC Inc                           45.03        61.28        24.32
   24 Mar 00       BridgeStreet                       Meristar Hotels & Resorts            33.32        23.49        48.39
                   Accommodations Inc                 Inc
   04 May 00       Petroglyph Energy Inc              Intermountain Industries             37.88        19.98        42.50
   11 May 00       Gatefield Corp                     Actel Corp                           33.83        29.75        27.27
   23 May 00       Pentech International Inc          JAKKS Pacific Inc                    34.51        20.15        76.55
   26 May 00       Acme Electric Corp                 Key Components LLC                   55.50        46.54        21.01
   26 May 00       KLLM Transport Services Inc        High Road Acquisition Corp           77.55        32.98        18.17
   30 May 00       PremiumWear Inc                    New England Business                 36.77        37.68        36.71
                                                      Service Inc
   06 Jun 00       Kinnard Investments Inc            Stockwalk.Com Group Inc              51.28        53.47        34.03
   16 Jun 00       Pacific Gateway Properties         Mission Orchard Statutory            95.95        53.77        19.53
                                                      Trust
   27 Jun 00       National-Standard Co               Heico Holding Inc                    37.75         5.74       -42.86
   29 Jun 00       Utilx Corp                         Infrastrux Group Inc                 55.90        49.70        40.00
   06 Jul 00       Engineering Measurements Co        Advanced Energy Industries           29.53        30.13        -8.52
                                                      Inc
   10 Jul 00       Business Resource Group            BR Holding Inc                       67.51        56.81        37.04
   11 Jul 00       In Home Health Inc                 Manor Care Inc                       34.82        33.62        23.33
   27 Jul 00       BFX Hospitality Group Inc          Investor Group                        8.24         9.04       111.77
   04 Aug 00       World of Science Inc               Natural Wonders Inc                  10.68         5.68        84.00
   11 Aug 00       BI Inc                             Investor Group                       72.33        67.13        78.38
   13 Sep 00       BeautiControl Cosmetics Inc        Tupperware Corp                      60.41        54.31        86.67
   19 Sep 00       US Franchise Systems Inc           Pritzker Group                       97.81       100.21        14.29
   26 Sep 00       Rainforest Cafe Inc                Landry's Seafood                     58.17        73.97        60.00
                                                      Restaurants Inc
   04 Oct 00       Home-Stake Oil & Gas Co            Cortez Oil & Gas Inc                 49.76        50.26         2.33
   06 Nov 00       Equinox Systems Inc                Avocent Corp                         50.81        58.11        39.29
   20 Dec 00       Marine Transport Corp              Crowley Maritime Corp                75.23        47.83        40.00

                   Average                                                                $48.93       $44.52        34.8%

                   Median                                                                 $49.65       $40.55        32.4%


                                                                                           Premium 1 Week   Premium 4 Weeks
                                                                                              Prior to         Prior to
Date Announced     Target Name                        Acquirer Name                         Announcement     Announcement
--------------     ---------------------------        ----------------------------         --------------   --------------
   12 Nov 99       Sparta Foods                       Cenex Harvest States                      61.14            73.54
                                                      Cooperatives
   26 Nov 99       Bolle Inc                          Worldwide Sports &                        15.07            75.00
                                                      Recreation Inc
   03 Dec 99       Analogy Inc                        Avant Corp                                24.00            16.71
   09 Dec 99       Imtec Inc                          Brady Corp                                71.43            71.43
   20 Dec 99       Showpower Inc                      GE Power Systems                          24.44            28.74
   28 Dec 99       Renex Corp                         National Nephrology                       50.94            58.42
                                                      Associates
   06 Jan 00       Saratoga Beverage Group Inc        North Castle Partners                     23.87            74.55
   28 Jan 00       Zing Technologies Inc              International Rectifier Corp              -2.86            19.30
   01 Feb 00       Arizona Instrument Corp            Investor Group                            40.35            37.93
   14 Feb 00       Spiros Development Corp II         Dura Pharmaceuticals Inc                  26.19            29.27
   15 Feb 00       Advanced Machine Vision            Key Technology Inc                         0.99            22.12
                   Corp
   21 Feb 00       Northstar Computer Forms           Ennis Business Forms Inc                  51.35            31.77
                   Inc
   25 Feb 00       Spanlink Communications Inc        Spanlink Acquisition Group                 6.33            47.37
   13 Mar 00       Mod U Kraf Homes Inc               Coachmen Industries Inc                  113.64           100.00
   14 Mar 00       Met-Coil Systems Corp              Mestek Inc                                18.33            18.33
   24 Mar 00       Harding Lawson Associates          MACTEC Inc                                35.29            44.88
   24 Mar 00       BridgeStreet                       Meristar Hotels & Resorts                 35.29            43.75
                   Accommodations Inc                 Inc
   04 May 00       Petroglyph Energy Inc              Intermountain Industries                 107.27            75.39
   11 May 00       Gatefield Corp                     Actel Corp                                16.67            21.75
   23 May 00       Pentech International Inc          JAKKS Pacific Inc                         60.00           143.81
   26 May 00       Acme Electric Corp                 Key Components LLC                        22.03            24.14
   26 May 00       KLLM Transport Services Inc        High Road Acquisition Corp                -5.29            -0.92
   30 May 00       PremiumWear Inc                    New England Business                      38.46            58.82
                                                      Service Inc
   06 Jun 00       Kinnard Investments Inc            Stockwalk.Com Group Inc                   27.75            31.87
   16 Jun 00       Pacific Gateway Properties         Mission Orchard Statutory                 19.53            18.83
                                                      Trust
   27 Jun 00       National-Standard Co               Heico Holding Inc                        -33.33           -44.83
   29 Jun 00       Utilx Corp                         Infrastrux Group Inc                      32.43            50.77
   06 Jul 00       Engineering Measurements Co        Advanced Energy Industries                -9.97             0.39
                                                      Inc
   10 Jul 00       Business Resource Group            BR Holding Inc                            45.10            23.85
   11 Jul 00       In Home Health Inc                 Manor Care Inc                            28.70            23.33
   27 Jul 00       BFX Hospitality Group Inc          Investor Group                           157.14           140.00
   04 Aug 00       World of Science Inc               Natural Wonders Inc                      116.47            15.00
   11 Aug 00       BI Inc                             Investor Group                           106.25            65.00
   13 Sep 00       BeautiControl Cosmetics Inc        Tupperware Corp                           86.67           119.61
   19 Sep 00       US Franchise Systems Inc           Pritzker Group                            14.29            15.94
   26 Sep 00       Rainforest Cafe Inc                Landry's Seafood                          57.58            14.29
                                                      Restaurants Inc
   04 Oct 00       Home-Stake Oil & Gas Co            Cortez Oil & Gas Inc                       2.33            -9.28
   06 Nov 00       Equinox Systems Inc                Avocent Corp                              39.29            73.33
   20 Dec 00       Marine Transport Corp              Crowley Maritime Corp                     36.59            36.59

                   Average                                                                      42.2%            47.8%

                   Median                                                                       35.3%            43.2%


--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     33
     [LOGO]

    Premiums of All LBO Transactions with Enterprise Values Less Than $100MM
                          Closed Since January 1, 1999



                                                                                 Enterprise      Equity      Premium 1 Day
                                                                                   Value          Value        Prior to
Date Announced    Target Name                   Acquirer Name                      ($mm)          ($mm)     to Announcement
--------------    ------------------------      -------------------             -----------    -----------  ---------------
    17 Feb 99     Equitrac Corp                 Investor Group                     78.82          81.29          4.35
    08 Mar 99     ENStar Inc                    Investor Group                     40.74          37.21         56.25
    15 Mar 99     Haskel International Inc      Investor Group                     52.81          64.87         42.35
    27 Apr 99     Hilite Industries Inc         Investor Group                     86.71          71.00         31.03
    14 May 99     Kentek Information            Investor Group                     29.81          38.88          8.72
                    Systems Inc
    18 Jun 99     Durakon Industries Inc        Littlejohn & Co LLC                87.39         101.23         32.64
    09 Sep 99     Novacare Employee             Investor Group                     69.97          72.71         -4.76
                    Services Inc
    06 Jan 00     Saratoga Beverage Group       North Castle Partners              60.30          39.68         24.68
                    Inc
    01 Feb 00     Arizona Instrument Corp       Investor Group                      6.90           9.90         37.93
    21 Feb 00     Northstar Computer Forms      Ennis Business Forms Inc           40.29          41.77         46.41
                    Inc
    25 Feb 00     Spanlink Communications       Spanlink Acquisition Group         69.30          67.77         -2.33
                    Inc
    26 May 00     Acme Electric Corp            Key Components LLC                 55.50          46.54         21.01
    26 May 00     KLLM Transport Services       High Road Acquisition Corp         77.55          32.98         18.17
                    Inc
    16 Jun 00     Pacific Gateway               Mission Orchard Statutory          95.95          53.77         19.53
                    Properties                    Trust
    27 Jun 00     National-Standard Co          Heico Holding Inc                  37.75           5.74        -42.86
    27 Jul 00     BFX Hospitality Group Inc     Investor Group                      8.24           9.04        111.77
    11 Aug 00     BI Inc                        Investor Group                     72.33          67.13         78.38
    19 Sep 00     US Franchise Systems Inc      Pritzker Group                     97.81         100.21         14.29
    04 Oct 00     Home-Stake Oil & Gas Co       Cortez Oil & Gas Inc               49.76          50.26          2.33

                  Average                                                         $58.84         $52.21         26.3%

                  Median                                                          $60.30         $50.26         21.0%


                                                                                       Premium 1 Week   Premium 4 Weeks
                                                                                          Prior to         Prior to
Date Announced    Target Name                   Acquirer Name                           Announcement     Announcement
--------------    ------------------------      -------------------                    --------------   ---------------
    17 Feb 99     Equitrac Corp                 Investor Group                               5.66             15.86
    08 Mar 99     ENStar Inc                    Investor Group                              58.73             51.52
    15 Mar 99     Haskel International Inc      Investor Group                              49.57             51.77
    27 Apr 99     Hilite Industries Inc         Investor Group                              32.56             35.71
    14 May 99     Kentek Information            Investor Group                               8.72             18.43
                    Systems Inc
    18 Jun 99     Durakon Industries Inc        Littlejohn & Co LLC                         29.29             24.88
    09 Sep 99     Novacare Employee             Investor Group                              -3.61            -21.57
                    Services Inc
    06 Jan 00     Saratoga Beverage Group       North Castle Partners                       23.87             74.55
                    Inc
    01 Feb 00     Arizona Instrument Corp       Investor Group                              40.35             37.93
    21 Feb 00     Northstar Computer Forms      Ennis Business Forms Inc                    51.35             31.77
                    Inc
    25 Feb 00     Spanlink Communications       Spanlink Acquisition Group                   6.33             47.37
                    Inc
    26 May 00     Acme Electric Corp            Key Components LLC                          22.03             24.14
    26 May 00     KLLM Transport Services       High Road Acquisition Corp                  -5.29             -0.92
                    Inc
    16 Jun 00     Pacific Gateway               Mission Orchard Statutory                   19.53             18.83
                    Properties                    Trust
    27 Jun 00     National-Standard Co          Heico Holding Inc                          -33.33            -44.83
    27 Jul 00     BFX Hospitality Group Inc     Investor Group                             157.14            140.00
    11 Aug 00     BI Inc                        Investor Group                             106.25             65.00
    19 Sep 00     US Franchise Systems Inc      Pritzker Group                              14.29             15.94
    04 Oct 00     Home-Stake Oil & Gas Co       Cortez Oil & Gas Inc                         2.33             -9.28

                  Average                                                                   30.8%             30.4%

                  Median                                                                    22.0%             24.9%


2001, Thomson Financial Securities Data.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     34
     [LOGO]

--------------------------------------------------------------------------------
Premiums of All Controlling Interest Acquisitions with Enterprise Values Less
                                  Than $100MM

                          Closed Since January 1, 1999


                                                                                                                  Premium 1 Day
Date                                                                          Enterprise Value    Equity Value       Prior to
Announced     Target Name                        Acquirer Name                     ($mm)             ($mm)        Announcement
---------     -----------                       --------------                ----------------  --------------    -------------

  11 Jan 99   Treadco Inc                        Arkansas Best Corp                  63.06           45.94            38.46
  24 Feb 99   Industrial Scientific Corp         Investor Group                      93.69           93.49            39.02
  08 Mar 99   ENStar Inc                         Investor Group                       40.7            37.2            56.25
  29 Apr 99   Killearn Properties Inc            Killearn Inc                         20.2             4.9            10.00
  13 Jul 99   Thermo Vision Corp                 Thermo Instrument Systems Inc        56.9            57.5            75.00
  21 Jul 99   National Transaction Network       IVI Checkmate                        5.92            1.00             7.14
  31 Jan 00   Metrika Systems Corp               Thermo Instrument                   81.17           66.77            -6.44
  04 May 00   Petroglyph Energy Inc              Intermountain Industries             37.9            20.0            42.50
  11 Jul 00   In Home Health Inc                 Manor Care Inc                       34.8            33.6            23.33



                                                 Average                             $39.6           $31.6             29.7%


                                                 Median                              $37.9           $33.6             23.3%

                                                                                            Premium 1 Week     Premium 4 Weeks
Date                                                                                          Prior to           Prior to
Announced     Target Name                        Acquirer Name                                Announcement       Announcement
---------     -----------------------           ---------------------------                 ---------------    ----------------

  11 Jan 99   Treadco Inc                        Arkansas Best Corp                              46.94                28.57
  24 Feb 99   Industrial Scientific Corp         Investor Group                                  39.88                39.02
  08 Mar 99   ENStar Inc                         Investor Group                                  58.73                51.52
  29 Apr 99   Killearn Properties Inc            Killearn Inc                                    10.00                 7.32
  13 Jul 99   Thermo Vision Corp                 Thermo Instrument Systems Inc                   60.00               107.41
  21 Jul 99   National Transaction Network       IVI Checkmate                                    7.14                 7.14
  31 Jan 00   Metrika Systems Corp               Thermo Instrument                                0.00                38.46
  04 May 00   Petroglyph Energy Inc              Intermountain Industries                       107.27                75.39
  11 Jul 00   In Home Health Inc                 Manor Care Inc                                  28.70                23.33



                                                 Average                                          38.8%                44.4%

                                                 Median                                           28.7%                38.5%

Copyright (C) 2001, Thomson Financial Securities Data.

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     35
     [LOGO]

--------------------------------------------------------------------------------
   Premiums of All Cash Transactions with Enterprise Values Less Than $25MM
                         Closed Since January 1, 1999



                                                                              Enterprise Value  Equity Value  Premium 1 Day Prior
Date Announced   Target Name                   Acquirer Name                       ($mm)           ($mm)        to Announcement
--------------   --------------------------    -----------------------------  ----------------  ------------    ---------------
    15 Feb 99    NSC Corp                      NSC Holdings Inc                   $  7.81       $  12.46               33.33
    03 Mar 99    Expert Software Inc           Activision Inc                       21.74          23.34               36.77
    29 Apr 99    Killearn Properties Inc       Killearn Inc                         20.15           4.88               10.00
    03 Jun 99    Uroquest Medical Corp         Chemfab Corp                         22.28          28.62               45.06
    07 Jun 99    Metra Biosystems Inc          Quidel Corp                          19.99          22.73               72.61
    03 Aug 99    Pacific Research &            Harris Corp                           8.18           5.53               56.67
                  Engineering
    06 Aug 99    CoCensys Inc                  Purdue Pharma LP                     21.24           9.49               32.57
    23 Sep 99    Medical Graphics Corp         Angeion Corp                         15.70          15.47               37.60
    07 Oct 99    Penobscot Shoe Co             Riedman Corp                         16.40          16.51               -3.09
    09 Nov 99    Carleton Corp                 Oracle Corp                           8.51           8.40               -3.80
    12 Nov 99    Sparta Foods                  Cenex Harvest States                 20.24          17.16               61.14
                                               Cooperatives
    03 Dec 99    Analogy Inc                   Avant Corp                           24.95          24.26               32.27
    09 Dec 99    Imtec Inc                     Brady Corp                           21.36          20.06               71.43
    20 Dec 99    Showpower Inc                 GE Power Systems                     23.94          23.95               27.27
    01 Feb 00    Arizona Instrument Corp       Investor Group                        6.90           9.90               37.93
    14 Feb 00    Spiros Development Corp       Dura Pharmaceuticals Inc             12.76          83.81               13.98
                  II
    13 Mar 00    Mod U Kraf Homes Inc          Coachmen Industries Inc               9.61           9.70              113.64
    27 Jul 00    BFX Hospitality Group Inc     Investor Group                        8.24           9.04              111.77
    04 Aug 00    World of Science Inc          Natural Wonders Inc                  10.68           5.68               84.00

                 Average                                                          $ 15.83       $  18.47               45.8%

                 Median                                                           $ 16.40       $  15.47               37.6%


                                                                                 Premium 1 Week    Premium 4 Weeks
                                                                                    Prior to           Prior to
Date Announced   Target Name                   Acquirer Name                      Announcement       Announcement
--------------   --------------------------    -----------------------------     ----------------    ------------
    15 Feb 99    NSC Corp                      NSC Holdings Inc                         33.33             42.86
    03 Mar 99    Expert Software Inc           Activision Inc                           46.21             63.08
    29 Apr 99    Killearn Properties Inc       Killearn Inc                             10.00              7.32
    03 Jun 99    Uroquest Medical Corp         Chemfab Corp                             45.06             29.51
    07 Jun 99    Metra Biosystems Inc          Quidel Corp                              67.53            103.43
    03 Aug 99    Pacific Research &            Harris Corp                              97.90             88.00
                  Engineering
    06 Aug 99    CoCensys Inc                  Purdue Pharma LP                         32.57             31.82
    23 Sep 99    Medical Graphics Corp         Angeion Corp                             49.57             27.41
    07 Oct 99    Penobscot Shoe Co             Riedman Corp                              0.00             -1.05
    09 Nov 99    Carleton Corp                 Oracle Corp                              12.00             18.79
    12 Nov 99    Sparta Foods                  Cenex Harvest States                     61.14             73.54
                                               Cooperatives
    03 Dec 99    Analogy Inc                   Avant Corp                               24.00             16.71
    09 Dec 99    Imtec Inc                     Brady Corp                               71.43             71.43
    20 Dec 99    Showpower Inc                 GE Power Systems                         24.44             28.74
    01 Feb 00    Arizona Instrument Corp       Investor Group                           40.35             37.93
    14 Feb 00    Spiros Development Corp       Dura Pharmaceuticals Inc                 26.19             29.27
                  II
    13 Mar 00    Mod U Kraf Homes Inc          Coachmen Industries Inc                 113.64            100.00
    27 Jul 00    BFX Hospitality Group Inc     Investor Group                          157.14            140.00
    04 Aug 00    World of Science Inc          Natural Wonders Inc                     116.47             15.00

                 Average                                                                54.2%             48.6%

                 Median                                                                 45.1%             31.8%


--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     36
     [LOGO]

--------------------------------------------------------------------------------
    Premiums of All LBO Transactions with Enterprise Values Less Than $25MM
                         Closed Since January 1, 1999



                                                                      Enterprise Value    Equity Value   Premium 1 Day Prior
Date Announced     Target Name                    Acquirer Name            ($mm)             ($mm)          to Announcement
----------------   --------------------------     ----------------    ----------------    ------------   -------------------
     01 Feb 00     Arizona Instrument Corp        Investor Group            6.90              9.90               37.93
     27 Jul 00     BFX Hospitality Group Inc      Investor Group            8.24              9.04              111.77

                   Average                                                 $7.57             $9.47               74.8%

                   Median                                                  $7.57             $9.47               74.8%


                                                                        Premium 1 Week     Premium 4 Weeks
                                                                            Prior to          Prior to
Date Announced     Target Name                    Acquirer Name          Announcement        Announcement
----------------   --------------------------     ----------------     ----------------    ----------------
     01 Feb 00     Arizona Instrument Corp        Investor Group              40.35              37.93
     27 Jul 00     BFX Hospitality Group Inc      Investor Group             157.14             140.00

                   Average                                                    98.7%              89.0%

                   Median                                                     98.7%              89.0%

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     37
     [LOGO]

--------------------------------------------------------------------------------
 Premiums of All Controlling Interest Acquisitions with Enterprise Values Less
                                  Than $25MM
                         Closed Since January 1, 1999


                                                                                                           Premium 1 Day
  Date                                                                Enterprise Value    Equity Value        Prior to
Announced          Target Name                    Acquirer Name              ($mm)           ($mm)          Announcement
----------------   --------------------------     ----------------    ----------------    ------------   -------------------
  29 Apr 99        Killearn Properties Inc        Killearn Inc               20.15              4.88              10.00
  21 Jul 99        National Transaction           IVI Checkmate               5.92              1.00               7.14
                     Network

                   Average                                                   $13.0              $2.9               8.6%

                   Median                                                    $13.0              $2.9               8.6%

                                                                       Premium 1 Week    Premium 4 Weeks
Date                                                                      Prior to          Prior to
Announced          Target Name                    Acquirer Name         Announcement      Announcement
----------------   --------------------------     ----------------    ----------------    ------------
  29 Apr 99        Killearn Properties Inc        Killearn Inc               10.00            7.32
  21 Jul 99        National Transaction           IVI Checkmate               7.14            7.14
                     Network

                   Average                                                    8.6%            7.2%

                   Median                                                     8.6%            7.2%





Copyright (C) 2001, Thomson Financial Securities Data.


--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     38
     [LOGO]

--------------------------------------------------------------------------------
   Premiums of All Cash Transactions with Enterprise Values Less Than $10MM
                          Closed Since January 1, 1999



                                                                    Enterprise Value  Equity Value    Premium 1 Day Prior
Date Announced    Target Name                Acquirer Name               ($mm)             ($mm)         to Announcement
----------------  --------------------       --------------------   ----------------   ------------   --------------------
    15 Feb 99     NSC Corp                   NSC Holdings Inc           $  7.81          $12.46             33.33
    03 Aug 99     Pacific Research &         Harris Corp                   8.18            5.53             56.67
                    Engineering
    09 Nov 99     Carleton Corp              Oracle Corp                   8.51            8.40             -3.80
    01 Feb 00     Arizona Instrument Corp    Investor Group                6.90            9.90             37.93
    13 Mar 00     Mod U Kraf Homes Inc       Coachmen Industries Inc       9.61            9.70            113.64
    27 Jul 00     BFX Hospitality Group Inc  Investor Group                8.24            9.04            111.77

                                             Average                      $8.21           $9.17             58.3%

                                             Median                       $8.21           $9.37             47.3%

                                                                      Premium 1 Week    Premium 4 Weeks
                                                                         Prior to          Prior to
Date Announced    Target Name                Acquirer Name             Announcement      Announcement
--------------    ------------------------   -----------------------  --------------    ---------------
    15 Feb 99     NSC Corp                   NSC Holdings Inc            33.33               42.86
    03 Aug 99     Pacific Research &         Harris Corp                 97.90               88.00
                    Engineering
    09 Nov 99     Carleton Corp              Oracle Corp                 12.00               18.79
    01 Feb 00     Arizona Instrument Corp    Investor Group              40.35               37.93
    13 Mar 00     Mod U Kraf Homes Inc       Coachmen Industries Inc    113.64              100.00
    27 Jul 00     BFX Hospitality Group Inc  Investor Group             157.14              140.00




                                             Average                      75.7%              71.3%

                                             Median                       69.1%              65.4%


--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     39
     [LOGO]

--------------------------------------------------------------------------------
    Premiums of All LBO Transactions with Enterprise Values Less Than $10MM
                         Closed Since January 1, 1999



                                                                       Enterprise Value   Equity Value    Premium 1 Day Prior
Date Announced     Target Name                   Acquirer Name                ($mm)          ($mm)         to Announcement
---------------    -------------------------     ------------------    ----------------   ------------    -------------------
     01 Feb 00     Arizona Instrument Corp       Investor Group               6.90            9.90              37.93
     27 Jul 00     BFX Hospitality Group Inc     Investor Group               8.24            9.04             111.77

                                                 Average                     $7.57           $9.47              74.8%

                                                 Median                      $7.57           $9.47              74.8%




                                                                        Premium 1 Week  Premium 4 Weeks
                                                                           Prior to         Prior to
Date Announced     Target Name                   Acquirer Name           Announcement     Announcement
---------------    -------------------------     ------------------    ----------------   ------------
     01 Feb 00     Arizona Instrument Corp       Investor Group                40.35             37.93
     27 Jul 00     BFX Hospitality Group Inc     Investor Group               157.14            140.00


                                                 Average                       98.7%             89.0%

                                                 Median                        98.7%             89.0%

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     40
     [LOGO]

--------------------------------------------------------------------------------
 Premiums of All Controlling Interest Acquisitions with Enterprise Values Less
                                  Than $10MM
                         Closed Since January 1, 1999


                                                          Enterprise    Equity      Premium 1 Day   Premium 1 Week   Premium 4 Weeks
  Date                                                      Value       Value        Prior to        Prior to            Prior to
Announced      Target Name              Acquirer Name       ($mm)        ($mm)      Announcement    Announcement       Announcement
-------------  ---------------------    --------------    ----------    --------    -------------   --------------    --------------

21 Jul 99      National Transaction     IVI Checkmate        5.92         1.00         7.14             7.14             7.14
               Network



                                        Average             $5.9         $1.0          7.1%             7.1%             7.1%

                                        Median              $5.9         $1.0          7.1%             7.1%             7.1%


Copyright (C) 2001, Thomson Financial Securities Data.

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     41
     [LOGO]

Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

   (Numbers in Thousands)
   (Fiscal Year Ended Feb.)                             2002          2003        2004
                                                      ---------     ---------   ---------
   EBITDA                                             $  15,697     $  20,397   $  21,211

   Depreciation and amortization                          6,252         7,440       8,040
   Interest expense                                      12,117        12,774      12,670
   Other expense                                              -             -           -
                                                      ---------     ---------   ---------
     Pre-tax income                                      (2,672)          184         501
   Provision for income taxes                                 -             -           -
                                                      ---------     ---------   ---------
   Net income                                            (2,672)          184         501
                                                      =========     =========   =========
     Add: Depreciation & amortization                     6,252         7,440       8,040
     Add: After-tax interest expense                     12,117        12,774      12,670
     Less: Net additions to working capital(1)            1,111        (1,867)     (4,519)
     Less: Capital expenditures                          (3,000)       (6,000)     (4,500)
                                                      ---------     ---------   ---------
       Operating cash flow                            $  13,808     $  12,530   $  12,192
                                                      =========     =========   =========
          Cash flow growth                                               -9.3%       -2.7%

                       COMMON EQUITY VALUATION MATRIX(1)

--------------------------------------------------------------------------------
             Discount                YEAR 2004 EBITDA Exit Multiple
               Rate                   4.0x       5.0x        6.0x
               ----                   ----       ----        ----
               15.0%               $ 85,283    $ 99,229   $ 113,175
               17.5%                 80,642      93,717     106,792
               20.0%                 76,362      88,637     100,911

                                                                    ----------
                     Average Enterprise Value                        $ 93,861
                                                                    ----------

                     Less: Total Debt, net of cash                    (87,638)
                     Less: Preferred Liquidation value                (66,491)

                                                                    ----------
                     Average Valuation of Common Equity              $(60,268)
                                                                    ----------
--------------------------------------------------------------------------------

(1) Equity value derived using total debt net of cash of $87.6 million, preferred liquidation preference of $66.5 million, and 3.1 million shares outstanding as of January 31, 2001
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     42
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

--------------------------------------------------------------------------------


Company Financial Projections


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McDonald Investments Inc.                                                     43
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

Management's Projections
--------------------------------------------------------------------------------

                    PAMECO CORPORATION -- 3 Year Projections
                           Projected Income Statements
                    ----------------------------------------
                                  ($s in 000s)


                                          Estimated           Projected Fiscal Year Ended Feb.
                                         ----------      ---------------------------------------
                                            2001           2002           2003            2004
                                         ----------      -----------  ------------  ------------
   Revenues                              $  433,935       $  526,030  $   547,005   $    568,816
       % growth                                                 21.2%         4.0%           4.0%


   Cost of sales                         $  334,190       $  400,538  $   415,724   $    432,300
        % of revenue                           77.0%            76.1%        76.0%          76.0%
                                         ----------       ----------  -----------   ------------

   Gross profit                          $   99,745       $  125,492  $   131,281   $    136,516
        gross margin                           23.0%            23.9%        24.0%          24.0%

   Operating Cost                        $   96,540       $   89,301  $    92,890   $     96,594
        % of revenue                           22.2%            17.0%        17.0%          17.0%
   SG&A Expense                              20,034           20,494       17,994         18,711
        % of revenue                            4.6%             3.9%         3.3%           3.3%
     Total operating expenses            $  116,574       $  109,795  $   110,884   $    115,305
             % of revenue                      26.9%            20.9%        20.3%          20.3%


   EBITDA                                $  (16,829)      $   15,697  $    20,397   $     21,211
        % of revenue                           -3.9%             3.0%         3.7%           3.7%

   Depreciation                          $    3,941       $    4,212  $     5,400   $      6,000
   Amortization                               2,040            2,040        2,040          2,040
                                         ----------       ----------  -----------   ------------
   EBIT                                  $  (22,810)      $    9,445  $    12,958   $     13,171
        % of revenue                           -5.3%             1.8%         2.4%           2.3%

   Interest expense:
               Revolver                           -           10,818       11,395         11,207
               Sub-debt                           -            1,300        1,379          1,463
                                         ----------       ----------  -----------   ------------
   Total interest expense                    21,163           12,117       12,774         12,670

   Pre-tax income                          (43,973)           (2,672)         184            501
   Provision (benefit) for
        income taxes
                                         ----------       ----------  ----------    ------------
   Net income                            $  (43,973)      $   (2,672) $      184    $        501
                                         ==========       ==========  ==========    ============
   Preferred dividends                            -            9,860      11,162          12,724
                                         ----------       ----------  ----------    ------------
   Net income to common                  $  (43,973)      $  (12,532) $  (10,978)   $    (12,224)
                                         ----------       ----------  ----------    ------------

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McDonald Investments Inc.                                                     44
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

Management's Projections
--------------------------------------------------------------------------------

                    PAMECO CORPORATION -- 3 Year Projections
                            Projected Balance Sheets
                    ----------------------------------------
                                  ($s in 000s)


                                                          Projected Fiscal Year Ended Feb.
                                       Estimated         -----------------------------------
                                       Feb. 2001           2002        2003         2004
                                       ----------       ---------    ---------    ---------
ASSETS
------
Cash and equivalents                    $       0       $       0    $       0    $       0
Accounts receivable                        44,359          61,193       62,529       65,022
Inventory                                 106,120          93,233       85,722       89,140
Other Receivables                           3,020           3,020        3,000        3,000
Prepaid Expenses and Other                  2,095           2,395        2,795        3,000
                                        ---------       ---------    ---------    ---------
Total current assets                      155,594         159,841      154,046      160,162

Gross plant and equip.                     29,183          32,183       38,183       42,683
Accumulated depreciation                  (17,019)        (21,231)     (25,805)     (31,805)
                                        ---------       ---------    ---------    ---------
Net P,P&E                                  12,164          10,952       12,378       10,878

Goodwill, net of accumulated
   amortization                            38,692          36,652       34,613       32,573
Other assets                                  983             983          983          983
Cap Financing Fees                          3,040           3,040        3,040        3,040
                                        ---------       ---------    ---------    ---------
   Total assets                         $ 210,473       $ 211,468    $ 205,060    $ 207,636
                                        =========       =========    =========    =========
LIABILITIES & EQUITY
--------------------
Current maturities & short-term         $       0       $       0    $       0    $       0
   debt
Accounts payable                           43,067          49,868       40,064       41,661
Accrued liabilities                        12,858          12,858       15,000       15,000
Accrued restructuring                       5,192           3,749        3,749        3,749
                                        ---------       ---------    ---------    ---------
Total current liabilities                  61,117          66,475       58,813       60,410

Long term debt
     Revolver                              81,639          78,728       78,443       77,471
     Sub-debt                              21,018          22,308       23,661       25,113
                                        ---------       ---------    ---------    ---------
     Total debt                           102,657         101,036      102,105      102,584
     Less current portion                       -               -            -            -
                                        ---------       ---------    ---------    ---------
     Total long-term debt                 102,657         101,036      102,105      102,584
                                        ---------       ---------    ---------    ---------
Other long term liab.                       4,432           4,432        4,432        4,432
                                        ---------       ---------    ---------    ---------
Total liabilities                         168,206         171,943      165,350      167,426

Preferred stock - Series A                 40,163          46,070       52,804       60,480
Preferred stock - Series B                 26,328          30,212       34,640       39,687
Common stock                               41,469          41,469       41,469       41,469
Unrealized gain (loss) on marketable
   securities                                   -               -            -            -
Retained earnings                         (65,693)        (78,225)     (89,203)    (101,426)
                                        ---------       ---------    ---------    ---------
Total stockholders' equity                 42,267          39,526       39,710       40,210
                                        ---------       ---------    ---------    ---------
   Total liabilities & equity           $ 210,473       $ 211,469    $ 205,059    $ 207,637
                                        =========       =========    =========    =========

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     45
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

Management's Projections
--------------------------------------------------------------------------------

                    PAMECO CORPORATION -- 3 Year Projections
                                    Cash Flow
                    ----------------------------------------
                                  ($s in 000s)


                                                    Projected Fiscal Year Ended Feb.
                                                  ------------------------------------
                                                    2002         2003           2004
                                                  --------     --------       --------
Net income                                        $(12,532)    $(10,978)      $(12,224)

Add:
   Depreciation                                       4,212        5,400         6,000
   Amortization of goodwill                           2,040        2,040         2,040
   Amortization of intangibles                            -            -             -
   Sub Debt Non Cash Interest                         1,300        1,379         1,463
   Preferred Dividends paid (non-cash)                9,809       11,162        12,724
                                                  ---------    ---------      --------
Total Sources                                     $   4,828    $   9,002      $ 10,003

Less:
     Changes in current assets                       (4,247)       5,795        (6,116)
     Changes in current liabilities                   5,358       (7,662)        1,598
                                                  ---------    ---------      --------
   Change in working capital                          1,111       (1,867)       (4,519)
   Capital expenditures (net of
    dispositions)                                    (3,000)      (6,000)       (4,500)
   Investments in new goodwill                           (0)          (0)            -
                                                  ---------    ---------      --------
Total Uses                                           (1,889)      (7,867)       (9,019)

Total Free Cash Flow Before Financing             $   2,939    $   1,135      $    985

Equity / Debt Financing
-----------------------

   Total proceeds from debt issue                         -            -             -

   Repayment of debt
     Revolver                                        (2,939)      (1,135)         (985)
                                                  ---------    ---------      --------
   Total repayment of debt                           (2,939)      (1,135)         (985)

Total Equity / Debt Financing                     $  (2,939)   $  (1,135)     $   (985)

Change in Cash Balance                            $      (0)   $       0      $      0

Beginning cash balance                            $       0    $       0      $      0
Ending cash balance                                      (0)           -             -
Change in cash balance                                    0            0             0

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     46
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--------------------------------------------------------------------------------


Stock Data


--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     47
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

Stock Price Performance
--------------------------------------------------------------------------------
                  Shares Traded at Various Prices Since 1/1/00

                                                                                         Cumulative
                                                                      ------------------------------------------------
                        Days      % of Total             % of Total      Days     % of Total                % of Total
          Trading    Daily Avg.     Days       Trading     Trading    Daily Avg.    Days        Trading      Trading
         Range/(1)/   In Range     Traded      Volume      Volume      In Range    Traded        Volume       Volume
       ------------- ----------   ----------  ---------  ----------   ----------  ----------    ---------   ----------
         less than
            $.36         23         7.7%       280,300      38.5%        23          7.7%        280,300       38.5%
       $ .36 - $ .73     37        12.4%       214,900      29.5%        60         20.1%        495,200       68.0%
       $ .73 - $1.09      1         0.3%        13,300       1.8%        61         20.5%        508,500       69.8%
       $1.09 - $1.45      1         0.3%         6,400       0.9%        62         20.8%        514,900       70.7%
       $1.45 - $1.82      4         1.3%         2,300       0.3%        66         22.1%        517,200       71.0%
       $1.82 - $2.18     19         6.4%        34,800       4.8%        85         28.5%        552,000       75.8%
       $2.18 - $2.55      5         1.7%        17,200       2.4%        90         30.2%        569,200       78.2%
       $2.55 - $2.91      8         2.7%        76,300      10.5%        98         32.9%        645,500       88.7%
       $2.91 - $3.27     26         8.7%        82,500      11.3%       124         41.6%        728,000      100.0%
       $3.27 - $3.64     18         6.0%        57,900       8.0%       142         47.7%        785,900      108.0%
       $3.64 - $4.00      2         0.7%        53,500       7.3%       144         48.3%        839,400      115.3%
       greater than
          -$4.00        154        51.7%       635,933      87.4%       298        100.0%      1,475,333      202.7%

      Total:            298       100.0%       728,000     202.7%

                 Shares Traded at Various Prices Since 1/1/00

                                    [GRAPH]


                                 Shares Traded

(1) Price ranges include low range price and exclude high range price.
(2) The average daily trading volume has been 4,951 shares and the average daily close has been $5.62.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     48
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

Stock Price Performance
--------------------------------------------------------------------------------
                  Shares Traded at Various Prices Since 9/9/00

                                                                                          Cumulative
                                                                       -------------------------------------------------
                       Days      % of Total               % of Total      Days     % of Total                 % of Total
        Trading     Daily Avg.      Days       Trading      Trading    Daily Avg.     Days       Trading       Trading
      Range/(1)/     In Range      Traded      Volume       Volume      In Range     Traded       Volume        Volume
     -------------  ----------   ----------   ----------  ----------   ----------  -----------   ---------    ----------
       less than
          $.40          37          29.8%       316,400      46.6%         37         29.8%       316,400        46.6%
     $ .40 - $ .80      23          18.5%       178,800      26.3%         60         48.4%       495,200        72.9%
     $ .80 - $1.20       1           0.8%        13,300       2.0%         61         49.2%       508,500        74.9%
     $1.20 - $1.60       1           0.8%         6,400       0.9%         62         50.0%       514,900        75.8%
     $1.60 - $2.00      20          16.1%        25,900       3.8%         82         66.1%       540,800        79.6%
     $2.00 - $2.40       7           5.6%        25,600       3.8%         89         71.8%       566,400        83.4%
     $2.40 - $2.80       6           4.8%        63,300       9.3%         95         76.6%       629,700        92.7%
     $2.80 - $3.20      23          18.5%        43,200       6.4%        118         95.2%       672,900        99.1%
     $3.20 - $3.60       6           4.8%         6,300       0.9%        124        100.0%       679,200       100.0%
     greater than        0           0.0%           -         0.0%        124        100.0%       679,200       100.0%
        -$4.00

     Total:            124         100.0%       679,200     100.0%

                 Shares Traded at Various Prices Since 9/9/00


                                    [GRAPH]


                                 Shares Traded

(1) Price ranges include low range price and exclude high range price.
(2) The average daily trading volume has been 5,477 shares and the average daily close has been $1.47.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     49
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

Stock Price Performance
--------------------------------------------------------------------------------
                 Shares Traded at Various Prices Since 12/9/00

                                                                                               Cumulative
                                                                           -------------------------------------------------
                          Days      % of Total               % of Total      Days       % of Total                % of Total
          Trading       Daily Avg.     Days       Trading      Trading     Daily Avg.      Days        Trading      Trading
        Range/(1)/      In Range      Traded      Volume       Volume      In Range       Traded       Volume       Volume
      --------------   -----------  ----------   ---------   ----------    ----------   ----------    ---------   ----------
         less than
           $.40            37          61.7%      316,400       63.9%         37           61.7%       316,400        63.9%
       $.40 - $.80         23          38.3%      178,800       36.1%         60          100.0%       495,200       100.0%
       $.80 - $1.20         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $1.20 - $1.60         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $1.60 - $2.00         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $2.00 - $2.40         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $2.40 - $2.80         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $2.80 - $3.20         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $3.20 - $3.60         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%
      $3.60 - $4.00         0           0.0%          -          0.0%         60          100.0%       495,200       100.0%

    Total:                 60         100.0%      495,200      100.0%

                 Shares Traded at Various Prices Since 12/9/00


                                    [GRAPH]


                                 Shares Traded

(1) Price ranges include low range price and exclude high range price.
(2) The average daily trading volume has been 8,253 shares and the average daily close has been $.38.
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     50
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

Stock Price Performance since IPO
--------------------------------------------------------------------------------

Pameco vs. Russell 2000, the S&P 500, and the HVAC Distributor Peer Group

                                    [GRAPH]

                             [PLOT POINTS TO COME]

*HVAC Peer Group consists of PAMC, ACRG, WSO, HUG, GWW, and NOLD
--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     51
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

Comparable Company Price/Volume Statistics
--------------------------------------------------------------------------------

                         Price and Volume Since 1/1/00

               Acr Group Inc                          Watsco Inc

                  [GRAPH]                              [GRAPH]

           [PLOT POINTS TO COME]                 [PLOT POINTS TO COME]

                               W W Grainger Inc

                                    [GRAPH]

                             [PLOT POINTS TO COME]

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     52
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

Comparable Company Price/Volume Statistics
--------------------------------------------------------------------------------

                         Price and Volume Since 1/1/00

                                   Noland Co

                                    [GRAPH]

                             [PLOT POINTS TO COME]

                              Hughes Supply Inc

                                    [GRAPH]

                             [PLOT POINTS TO COME]

--------------------------------------------------------------------------------
McDonald Investments Inc.                                                     53
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